                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


Filedby the Registrant [X]
Filedby a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement                                  [_]  Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement                                      (as permitted by Rule 14a-6(e)(2))
[_] Definitve Additional Materials
[_]Soliciting Material Pusuant to Rule 14a-11(c) or Rule 14a-12

                         Southern Bancshares(N.C.), Inc.
                               -----------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
                               -----------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee paid previously with preliminary materials.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)Title of each class of securities to which transaction applies:

  -----------------------------------------------------------------------------

    (2)Aggregate number of securities to which transaction applies:

  -----------------------------------------------------------------------------

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
        (set forth the amount on which the filing fee is calculated and state how it was determined):

  -----------------------------------------------------------------------------

    (4)Proposed maximum aggregate value of transaction:

  -----------------------------------------------------------------------------

    (5)Total fee paid:

  -----------------------------------------------------------------------------
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

  -----------------------------------------------------------------------------

    (2)Form, Schedule or Registration Statement No.:

  -----------------------------------------------------------------------------

    (3)Filing Party:

  -----------------------------------------------------------------------------

    (4)Date Filed:

  -----------------------------------------------------------------------------

                               SOUTHERN BANCSHARES
                              116 East Main Street
                        Mount Olive, North Carolina 28365

                  --------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  --------------------------------------------


     The Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. will be held at 3:00 p.m. on Wednesday, April 17, 2002, at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina.

     The purposes of the meeting are:

     1. Election of Directors: To elect 17 directors for terms of one year or until their respective successors are duly elected and qualified;

     2. Ratification of Appointment of Independent Accountants: To consider a proposal to ratify the appointment of KPMG LLP as our independent accountants for 2002; and

     3. Other Business: To transact any other business properly presented for action at the Annual Meeting.


     You are invited to attend the Annual Meeting in person. However, even if you plan to attend, we ask that you complete, sign and date the enclosed appointment of proxy and return it to us as soon as you can in the enclosed envelope. Doing that will help us ensure that your shares are represented and that a quorum is present at the Annual Meeting. Even if you sign an appointment of proxy, you may still revoke it later or attend the Annual Meeting and vote in person.

                                         By Order of the Board of Directors


                                            /s/ David A. Bean

                                         David A. Bean, Secretary


March 22, 2002

                               SOUTHERN BANCSHARES
                              116 East Main Street
                        Mount Olive, North Carolina 28365

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

General

         This Proxy Statement is being furnished to our shareholders in connection with our solicitation of appointments of proxy in the enclosed form for use at the Annual Meeting of our shareholders (the "Annual Meeting") and at any adjournments of the meeting. The Annual Meeting will be held at the Goldsboro Country Club located at 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on Wednesday, April 17, 2002. This proxy statement is being mailed to our shareholders on or about March 22, 2002.

         In this Proxy Statement, the term "you" or similar terms refer to the shareholder receiving it. The terms "we," "us," "our" and similar terms refer to Southern BancShares (N.C.), Inc. Our banking subsidiary, Southern Bank and Trust Company, is referred to as the "Bank."

Appointment and Voting of Proxies

         A form of "appointment of proxy" is included with this Proxy Statement that names R. S. Williams, W. A. Potts, and John N. Walker (the "Proxies") to act as proxies and vote your shares at the Annual Meeting. We ask that you sign and date an appointment of proxy and return it to us in the enclosed envelope so that your shares will be represented at the Annual Meeting.

         If you correctly execute an appointment of proxy and return it to us before the Annual Meeting, then shares of our voting securities that you hold of record will be voted by the Proxies according to your instructions. If you sign and return an appointment of proxy but do not give any voting instructions, then your shares will be voted by the Proxies "FOR" the election of each of the 17 nominees for director named in Proposal 1 below and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies will have the discretion to vote for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting but, if any other matter is properly presented for action by our shareholders, the Proxies will be authorized to vote your shares according to their best judgment.

         We will pay all costs of soliciting appointments of proxy for the Annual Meeting, including costs of preparing and mailing this Proxy Statement. In addition to solicitation by mail, the Bank's and our directors, officers and employees may solicit appointments of proxy, personally or by telephone, without additional compensation.

Revocation of Appointment of Proxy

         If you execute an appointment of proxy, you can revoke it at any time before the voting takes place at the Annual Meeting by filing with our Secretary either a written instrument revoking it or an executed appointment of proxy dated as of a later date, or by attending the Annual Meeting and announcing your intention to vote in person.

Record Date

         Our Board of Directors has set the close of business on March 8, 2002, as the record date (the "Record Date") for determining which shareholders are entitled to receive notice of and to vote at the Annual Meeting. You must have been a record holder of our voting securities on the Record Date in order to be eligible to vote at the Annual Meeting.

Voting Securities

         On the Record Date, our outstanding voting securities consisted of (i) 114,114 shares of $5.00 par value common stock ("Common Stock"), (ii) 363,373 shares of no par value Series B non-cumulative preferred stock ("Series B"), and
(iii) 39,716 shares of no par value Series C non-cumulative preferred stock ("Series C"). At the Annual Meeting, you may cast one vote for each share of Common Stock, one vote for each 38 shares of Series B, and one vote for each 38 shares of Series C, you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders.

Voting Procedures; Votes Required for Approval

         In the election of directors, the 17 nominees receiving the highest numbers of votes will be elected. For Proposal 2 to be approved, a majority of the votes represented by shares of voting securities present at the Annual Meeting, in person and by proxy, and entitled to be voted, must be cast in favor of approval. Abstentions and broker non-votes will have no effect in the voting for directors, but they will have the same effect as votes against Proposal 2. You may not vote cumulatively in the election of directors.

Beneficial Ownership of Voting Securities

         Principal Shareholders. The following table describes the beneficial ownership of our voting securities as of the Record Date by persons known to us to own, beneficially or of record, 5% or more of any class of our voting securities.

    Title of           Name and address             Amount and nature of        Percentage      Percentage of
     class            of beneficial owner         beneficial ownership (1)     of class (2)    total votes (2)
--------------     ---------------------------    ------------------------    --------------   ---------------
Common Stock       Frank B. Holding
                   Smithfield, NC ............             32,856                 28.79%            26.34%

                   Lewis R. Holding
                   Lyford Cay, Bahamas .......             27,522                 24.12%            22.07%

                   Frank B.  Holding, Jr.
                   Raleigh, NC ...............              6,765 (3)              5.93%             5.42%

                   Claire Holding Bristow
                   Columbia, SC ..............              5,900 (3)              5.17%             4.73%

                   Hope Holding Connell
                   Raleigh, NC ...............              6,586 (3)              5.77%             5.28%

Series C           Rachel Ann Barnes
                   Conway, NC ................              2,117                  5.33%              .04%

                   James R. Hendrix
                   Tyner, NC .................              6,120                 15.41%              .13%

                   Elva W. Peele
                   Lewiston-Woodville, NC ....              3,517                  8.86%              .07%

                   Harry N. Willey
                   Hobbsville, NC ............              2,200                  5.54%              .05%

______________________

(1) Except as otherwise noted, and to the best of our knowledge, each individual named and included in the group exercises sole voting and investment power with respect to all shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. F. Holding, Jr. - 220 shares of Common Stock; Ms. Bristow - 220 shares of Common Stock; Ms. Connell - 220 shares of Common Stock; Mr. Willey - 1,700 shares of Series C. Certain individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. F. Holding - 29,435 shares of Common Stock; Mr. L. Holding - 5,113 shares of Common Stock; Mr. F. Holding, Jr. - 886 shares of Common Stock; Ms. Bristow - 2,924 shares of Common Stock; and Ms. Connell - 2,758 shares of Common Stock.
(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(3)  All listed shares are also shown as beneficially owned by Frank B. Holding.

     Management. The following table describes the beneficial ownership of our voting securities as of the Record Date by our current directors, nominees for election as directors, and certain named executive officers, and by all of our current directors and executive officers as a group.

   Title of                                                        Amount and nature of        Percentage    Percentage of
    class              Name of beneficial owner                  beneficial ownership (1)     of class (2)  total votes (2)
----------------      --------------------------                 ------------------------    -------------- ---------------
Common Stock          Paul A. Brewer, Jr. ...................                 24                  .02%             .02%

                      Bynum R. Brown ........................                372                  .33%             .30%

                      William H. Bryan ......................                108                  .09%             .09%

                      D. Hugh Carlton .......................                288                  .25%             .23%

                      Robert J. Carroll .....................                 30                  .03%             .02%

                      Hope H. Connell .......................              6,586 (3)             5.77%            5.28%

                      J. Edwin Drew .........................              3,714                 3.25%            2.98%

                      Moses B. Gillam, Jr. ..................                125                  .11%             .10%

                      LeRoy C. Hand, Jr. ....................                148                  .13%             .12%

                      Frank B. Holding ......................             32,856 (4)            28.79%           26.34%

                      M. J. McSorley ........................                204                  .18%             .16%

                      W. Hunter Morgan ......................                350                  .31%             .28%

                      John C. Pegram, Jr. ...................                  5                    *                *

                      Charles I. Pierce, Sr. ................                 70                  .06%             .06%

                      W. A. Potts ...........................                550                  .48%             .44%

                      Richard D. Ray ........................                  1                    *                *

                      Charles L. Revelle, Jr. ...............              1,020                  .89%             .82%

                      Charles O. Sykes ......................                100                  .09%             .08%

                      John N. Walker ........................                190                  .17%             .15%

                      R. S. Williams ........................                225                  .20%             .18%

                      All directors and executive
                      officers as a group (22 persons) ......             40,460 (5)            35.46%           32.44%

Series B              Bynum R. Brown ........................              2,358                  .65%             .05%

                      Robert J. Carroll .....................              2,687                  .74%             .06%

                      Hope H. Connell .......................              2,000 (3)              .55%             .04%

                      LeRoy C. Hand, Jr. ....................             17,522                 4.82%             .37%

                      Frank B. Holding ......................              4,966 (4)             1.37%             .10%

     Title of                                                  Amount and nature of        Percentage      Percentage of
      class            Name of beneficial owner              beneficial ownership (1)     of class (2)    total votes (2)
-----------------     --------------------------             ------------------------    --------------   ---------------
                      M. J. McSorley ......................           6,365                    1.75%              .13%

                      W. Hunter Morgan ....................           7,368                    2.03%              .16%

                      Charles I. Pierce, Sr. ..............             336                     .09%              .01%

                      R. S. Williams ......................           7,109                    1.96%              .15%

                      All directors and executive
                      officers as a group (22 persons) ....          48,754 (5)               13.42%             1.03%

Series C              M. J. McSorley ......................              25                     .06%                *

                      Charles I. Pierce, Sr. ..............             139                     .35%                *

                      All directors and executive
                      officers as a group (22 persons) ....             164                     .41%                *

__________________

(1) Except as otherwise noted, and to the best of our knowledge, each individual named and included in the group exercises sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Mr. Brown - 350 shares of Common Stock; Mr. Carlton - 149 shares of Common Stock; Ms. Connell - 220 shares of Common Stock; Mr. Morgan - 3,442 shares of Series B; Mr. Pierce - 71 shares of Series B and 29 shares of Series C; all individuals included in the group - 799 shares of Common Stock, 3,513 shares of Series B, and 29 shares of Series C. Certain individuals named and included in the group disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Brewer
     - 10 shares of Common Stock; Mr. Carlton - 25 shares of Common Stock; Mr. Carroll - 693 shares of Series B; Ms. Connell - 2,758 shares of Common Stock and 2,000 shares of Series B; Dr. Hand - 48 shares of Common Stock and 6,289 shares of Series B; Mr. Holding - 29,435 shares of Common Stock and 4,020 shares of Series B; Mr. McSorley - 60 shares of Common Stock, 5,815 shares of Series B and 25 shares of Series C; Mr. Morgan - 125 shares of Common Stock and 2,131 shares of Series B; Dr. Potts - 200 shares of Common Stock; Mr. Williams - 50 shares of Common Stock and 324 shares of Series B; all individuals included in the group - 32,711 shares of Common Stock, 21,272 shares of Series B, and 25 shares of Series C.
(2) "Percentage of class" reflects the listed shares as a percentage of the total number of outstanding shares of that class of voting securities. "Percentage of total votes" reflects the votes represented by the listed shares as a percentage of the aggregate votes represented by all shares of our voting securities. An asterisk indicates less than .01%.
(3)  All listed shares also are shown as beneficially owned by Frank B. Holding.
(4) Of the listed shares, 6,586 shares of Common Stock and 2,000 shares of Series B also are shown as beneficially owned by Hope H. Connell.
(5)  Shares listed as beneficially owned by both Hope H. Connell and Frank
     B. Holding are included only once in the beneficial ownership of the group.

 Section 16(a) Beneficial Ownership Reporting Compliance

         Our directors and executive officers are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of our voting securities. Based on our review of copies of those reports, our proxy statement each year is required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during the previous year. During 2001, the initial report of beneficial ownership required to be filed by Drew M. Covert following his appointment as an executive officer was inadvertently filed after its due date.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Our Bylaws provide that our Board of Directors will consist of not less than five nor more than 30 members and authorize our Board of Directors to set and change the actual number of our directors from time to time within those limits. Our directors are elected each year at the Annual Meeting for terms of one year or until their respective successors have been duly elected and qualified.

         The number of directors currently is set at 17 and the persons named below have been nominated by our Board of Directors for election as directors at the Annual Meeting.

                              Positions with us         First                   Principal occupation
    Name and age                 and the Bank        elected (1)              and business experience
----------------------        -----------------      -----------  --------------------------------------------------
Bynum R. Brown                     Director             1986      President and owner, Bynum R. Brown Agency, Inc.
     76                                                           (real estate); Secretary/Treasurer, Roanoke Valley
                                                                  Nursing Home, Inc.; President and owner, Brown
                                                                  Manor, Inc. (family care home)

William H. Bryan                   Director             1992      President, Treasurer and director, Mount Olive
     44                                                           Pickle Company, Inc. (manufacturer of pickle
                                                                  and pepper products)

Robert J. Carroll                  Director             1986      Retired; former President and owner, Carroll's Garage,  Inc.
     77                                                           (truck and farm equipment sales and service)

Hope H. Connell (2) (3)            Director             1992      Group Vice President, First-Citizens Bank & Trust Company
     39

J. Edwin Drew                      Director             1973      Retired physician; former President, J. Edwin Drew, M.D., P.A.
     71

Moses B. Gillam, Jr.               Director             1982      Attorney; senior partner, Gillam and Gillam (law firm)
     85

LeRoy C. Hand, Jr.                 Director             1986      Retired  physician; former President, Albemarle Emergency
     81                                                           Associates, P.A.

Frank B. Holding (2) (3)         Director and           1962      Executive Vice Chairman, First Citizens BancShares, Inc. and
     73                      Executive Committee                  First-Citizens Bank & Trust Company
                                   Chairman

M. J. McSorley                   Director and           1990      Our executive officer;  Vice Chairman (since 1998) and retired
     68                         Vice President                    President and Chief Executive Officer of the Bank

W. Hunter Morgan, Sr.              Director             1986      President, Kellogg-Morgan Agency, Inc. (general insurance
     71                                                           agency)

John C. Pegram, Jr.          Director, President        1998      The Bank's and our executive officer
     57                      and Chief Executive
                                   Officer

Charles I. Pierce, Sr.             Director             1986      President, Pierce Printing Co., Inc. (commercial printers)
     84

W. A. Potts                     Vice Chairman           1968      Retired veterinarian; former President, W. A. Potts, DVM, P.A.;
     75                                                           former Chairman of the Board, Mount Olive Pickle Company, Inc.

Charles L. Revelle, Jr.            Director             1986      Retired Chairman of the Board, Revelle  Agri-Products, Inc.;
     75                                                           Vice President, Revelle Builders of NC, Inc.; President, Revelle
                                                                  Equipment Co., Inc. (agribusiness)

Charles O. Sykes                   Director             1984      President, Mount Olive Livestock Market, Inc. (livestock auction
     72                                                           market and dealer)

John N. Walker                     Director             1971      President Emeritus (former President, Chief Executive Officer and
     76                                                           Director), Mount Olive Pickle Company, Inc. (manufacturer of pickle and pepper products)

R. S. Williams                     Chairman             1971      Retired; the Bank's and our former President
     73

________________________________

(1) The term "First elected" refers to the year in which each individual became our director or, if prior to December 31, 1982, a director of the Bank.
(2)    Ms. Connell is Mr. Holding's daughter.
(3) Certain of our directors also serve as directors of other publicly held companies. Ms. Connell serves as a director of Yadkin Valley Company, and Mr. Holding serves as a director of First Citizens BancShares, Inc. and First Citizens Bancorporation of South Carolina, Inc.

       Our Board of Directors recommends that you vote "FOR" each of the 17 nominees named above. The 17 nominees receiving the highest numbers of votes will be elected.

Director Compensation

         Except as described below, our directors also serve as directors of the Bank and currently receive a quarterly retainer of $400, plus fees of $200 for attendance at each meeting of either the Bank's or our Board and $100 for attendance at each meeting of a Board committee. Frank B. Holding, John C. Pegram, Jr., and M. J. McSorley receive no compensation for their services as directors.

         Since his retirement from active employment, M. J. McSorley has received monthly payments of $1,423 from the Bank pursuant to a consulting and noncompetition agreement. He receives no separate compensation for his services as a director.

Meetings and Committees of the Boards of Directors

         The Bank's and our Boards of Directors held four joint meetings during 2001. All directors attended at least 75% of the aggregate number of our Board's meetings and any committees on which they served.

         The Bank's and our Boards of Directors have several standing committees, including a joint Audit and Compliance Committee which is further discussed below. Our Board does not have standing compensation or nominating committees or any other committees performing equivalent functions. However, as further described below, the Bank's Board of Directors has a Compensation Committee.

Audit and Compliance Committee

         Function. The Audit and Compliance Committee is a joint committee of the Bank's and our Boards of Directors that acts under a written charter approved by our Board. The Committee generally oversees the Bank's internal audit program and periodically reviews reports on the work of the internal auditors and related matters. Subject to the approval of our Board of Directors, the Committee engages independent accountants each year to audit our consolidated financial statements, and it receives reports from and reviews non-audit services proposed by management to be provided by our independent accountants. During 2001, the Audit and Compliance Committee met four times.

         Members. The current members of the Audit and Compliance Committee are John N. Walker-- Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. Each member is "independent" as that term is defined by the listing standards of The Nasdaq Stock Market.

         Audit and Compliance Committee Report. The Audit and Compliance Committee has (i) reviewed our December 31, 2001, audited consolidated financial statements and discussed them with management, (ii) discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (iii) received written disclosures and a letter from our independent accountants required by Independence Standards Board Standard No. 1, and (iv) discussed the independence of our accountants with the accountants. Based on the above reviews and discussions, the Audit and Compliance Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

         Our management is responsible for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit and Compliance Committee's responsibility is to monitor and review these processes. It is not the Committee's duty or its responsibility to conduct auditing or accounting reviews or procedures. Committee members are not our employees and are not, and they do not represent themselves to be or to serve as, our accountants or auditors. Therefore, the Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of our independent accountants included in their report on our financial statements. The Committee's oversight does not provide it with an independent basis to guarantee that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions with management and the independent accountants do not guarantee that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, or that our independent accountants are in fact "independent."

                       The Audit and Compliance Committee:

      John N. Walker   William H. Bryan   W. A. Potts    Charles O. Sykes

Compensation Committee

         Function. Our executive officers are compensated by the Bank for their services as officers of the Bank, and they receive no separate compensation from us. Therefore, our Board of Directors does not have a compensation committee. However, the Bank's Board of Directors has a separate Compensation Committee that reviews the Bank's compensation program, including salary, pension, and incentive compensation plans, and such other employee benefit matters as it deems appropriate. In conjunction with management, the Committee approves salaries and other forms of compensation. The Compensation Committee held one meeting during 2001.

         Members. The Bank's Compensation Committee currently consists of: Frank
B. Holding-- Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes, John N. Walker, and R. S. Williams.

         Compensation Committee Interlocks and Insider Participation. R.S. Williams is a former executive officer of the Bank. He served as President of the Bank until 1989 when he retired from active employment. He served as our President until 1997, and he continues to serve as the Bank's and our Chairman.

         Frank B. Holding also serves as Executive Vice Chairman of First Citizens BancShares, Inc., Raleigh, North Carolina ("BancShares"), and its bank subsidiary, First-Citizens Bank & Trust Company ("FCB"). Under an agreement between the Bank and FCB, FCB provides various services to the Bank, including data and item processing services, securities portfolio management, management consulting services (including the services of Frank B. Holding as the Bank's and our director), and services as trustee for the Bank's pension plan and
Section 401(k) plan. During 2001, the aggregate fees paid by the Bank to FCB for those services were approximately $2,768,000. Additional information regarding the services provided by FCB are contained below under the caption "Transactions with Related Parties."

         Committee Report on Executive Compensation. The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. Currently the Bank's executive compensation program includes only base salary and contributions to the individual accounts of all participating employees (including executive officers) under the Bank's Section 401(k) salary deferral plan. However, the Bank also provides other employee benefit and welfare plans customary for companies of its size, including a defined benefit pension plan. The Compensation Committee administers the Bank's compensation program and has the responsibility for matters involving the compensation of executive officers.

         For 2001, the Compensation Committee established the salary for each executive officer, including the Bank's Chief Executive Officer, based on an evaluation of that officer's individual level of responsibility and performance. The performance of individual executive officers and the Bank's financial performance in general were considered by the Committee in connection with the setting of salaries for 2001. However, the setting of salaries is largely subjective and there are no specific formulae, objective criteria, or other such mechanisms by which adjustments to each executive officer's salary are tied empirically to his individual performance or to the Bank's financial performance.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of the Bank's or our executive officers receive annual compensation approaching that amount, the Board of Directors has not adopted a policy with respect to Section 162(m).

                           The Compensation Committee:

        Frank B. Holding          W. A. Potts           John N. Walker
        William H. Bryan        Charles O. Sykes        R. S. Williams

Executive Officers

         The Bank's and our current executive officers are listed below.

         R.S. Williams, age 73, serves as the Bank's and our Chairman. He formerly served as our President and Chief Executive Officer until 1998 and as President of the Bank until 1989.

         John C. Pegram, Jr., age 57, serves as the Bank's and our President and Chief Executive Officer. He previously served as our Vice President until 1998 and as Executive Vice President of the Bank until 1997.

         M.J. McSorley, age 68, has served as our Vice President since 1990 and as Vice Chairman of the Bank since 1998. He previously served as President and Chief Executive Officer of the Bank.

         Paul A. Brewer, age 59, serves as an Executive Vice President of the Bank. Previously, he served as a Senior Vice President of the Bank until 1998 and as Regional Vice President of the Bank until 1993.

         Richard D. Ray, age 55, serves as an Executive Vice President of the Bank. He previously served as a Senior Vice President of the Bank until 1998 and as Regional Vice President until 1993.

         David A. Bean, age 53, serves as our Secretary and Treasurer. He also serves as Senior Vice President and Chief Financial Officer of the Bank.

         Drew M. Covert, age 34, serves as the Bank's Senior Vice President of Corporate Administration. Previously, he served as a Vice President of the Bank from 1998 until 2000 and as a Bank Examiner for the Federal Deposit Insurance Corporation from 1991 until 1998.


Executive Compensation

         The following table shows the cash and other compensation paid to or deferred by certain of our executive officers for the years indicated. Our executive officers are compensated by the Bank for their services as officers of the Bank and they receive no separate salaries or other cash compensation from us.

                                                 SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------

                                                                     Annual compensation
                                                        --------------------------------------------

            Name and                                                                  Other annual           All other
      principal position                  Year           Salary (1)     Bonus       compensation (2)      compensation (3)
------------------------------          -------         ------------   --------     ----------------     ----------------
John C. Pegram, Jr.                      2001             $135,432        -0-              -0-                $6,319
  President and
  Chief Executive Officer                2000              123,432        -0-              -0-                 5,757

                                         1999              117,000        -0-              -0-                 5,476

Paul A. Brewer                           2001              119,700        -0-              -0-                 5,440
  Executive Vice President
                                         2000              112,500        -0-              -0-                 5,115

                                         1999              106,500        -0-              -0-                 4,840

Richard D. Ray                           2001              117,480        -0-              -0-                 5,381
  Executive Vice President
                                         2000              110,280        -0-              -0-                 5,051

                                         1999              104,280        -0-              -0-                 4,785

___________________________

(1) Includes amounts of salary deferred at the election of each named officer under the Bank's Section 401(k) plan.
(2) In addition to compensation paid in cash, the Bank's and our executive officers receive certain personal benefits. The value of non-cash benefits received each year by each named officer did not exceed 10% of his cash compensation.
(3) For 2001, consists entirely of the Bank's contributions on behalf of each named officer under the Section 401(k) plan.

Pension Plan

      The following table shows, for various numbers of years of service and levels of compensation, the estimated benefits currently payable to a participant at normal retirement age under our qualified defined benefit pension plan (the "Pension Plan") based on federal tax laws in effect on January 1, 2002.

                                                              Years of Service
                        -------------------------------------------------------------------------------------------------

Final  average
compensation            10 years      15 years      20 years     25 years      30 years      35 years      40 years
------------            --------      --------      --------     --------      --------      --------      --------
  $  50,000 ..........   $ 6,831       $10,247       $13,662      $17,078       $20,494       $23,909      $ 26,909

     75,000 ..........    11,456        17,184        22,912       28,641        34,369        40,097        44,597

    100,000 ..........    16,081        24,122        32,162       40,203        48,244        56,284        62,284

    125,000 ..........    20,706        31,059        41,412       51,766        62,119        72,472        79,972

    150,000 ..........    25,331        37,997        50,662       63,328        75,994        88,659        97,659

    175,000 ..........    29,956        44,934        59,912       74,891        89,869       104,847       115,347

    200,000 ..........    31,425        47,138        62,850       78,563        94,275       109,988       120,964

      Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. Those benefits will be actuarially increased or decreased if benefit payments begin after or before age 65. A participant's annual compensation covered by the Pension Plan includes earnings as reported on the participant's W-2 statement and earnings deferred by the participant's own contributions to our Section 401(k) plan. A participant's benefits are based on his or her years of service and "final average compensation," which is the participant's highest average covered compensation for any five consecutive years during his or her last ten complete calendar years as a Pension Plan participant. However, under current tax laws, $200,000 is the maximum amount of annual compensation for 2002 that can be included for purposes of calculating a participant's final average compensation, and the maximum annual benefit that may be paid to a retiring participant is $160,000. In the case of participants who begin receiving benefits before or after age 65, the maximum permitted benefit amount is actuarially adjusted. The maximum years of credited service which may be counted in calculating benefits under the Pension Plan is 40 years.

      The credited years of service and final average compensation, respectively, as of January 1, 2002, for each of the executive officers named in the Summary Compensation Table above are as follows: John C. Pegram, Jr. -- 27 years and $115,481; Paul A. Brewer -- 37 years and $107,645; and Richard D. Ray -- 31 years and $106,025.

Performance Graph

      The following line graphs compare the cumulative total shareholder return (the "CTSR") on our Common Stock during the previous five years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes that $100 was invested on December 31, 1996, and that dividends were reinvested in additional shares.

        Comparison of Five-Year Cumulative Total Shareholder Return among Southern BancShares (N.C.), Inc., Nasdaq-US Index and Nasdaq Banks Index

                                    [GRAPH]

              * Our Common Stock   ** Nasdaq-US Index    ***  Nasdaq Banks Index
                ----------------      ---------------         ------------------
       1996 ......    $100                 $100                      $100

       1997 ......     101                  123                       167

       1998 ......     102                  173                       166

       1999 ......     108                  321                       160

       2000 ......     115                  193                       182

       2001 ......     116                  153                       197

*   Represents a rectangle.
**  Represents a circle.
*** Represents a triangle.
                                       10

Transactions with Related Parties

      The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of our current directors, nominees for director, executive officers, principal shareholders, and their associates. All loans included in those transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with other persons, and those loans did not involve more than the normal risk of collectibility or present other unfavorable features.

      The Bank is a party to a contract with First-Citizens Bank & Trust Company, Raleigh, North Carolina ("FCB"), under which FCB provides it with various data and item processing services, securities portfolio management services, management consulting services (including the services of Frank B. Holding as the Bank's and our director), and services as trustee for the Bank's pension plan and Section 401(k) plan. Aggregate fees paid by the Bank to FCB for all those services during 2001 totaled approximately $2,768,000, of which $85,388 represented reimbursement to FCB for a portion of Mr. Holding's salary paid by it. Mr. Holding receives no salary, directors fees, or other compensation directly from us or the Bank for his services. Also during 2001, the Bank sold an aggregate of $3.1 million in credit card accounts to FCB and one of its subsidiaries. FCB is the wholly-owned bank subsidiary of First Citizens BancShares, Inc. ("FCBancShares"). Mr. Holding (one of our directors and principal shareholders and a director of the Bank) and Lewis R. Holding (also one of our principal shareholders) are directors and executive officers of FCBancShares and FCB and are principal shareholders of FCBancShares. Also, Hope
H. Connell, one of our directors and principal shareholders and a director of the Bank, is a principal shareholder of FCBancShares and an officer of FCB. The Bank's contract with FCB and the sale of credit card accounts was negotiated at arms-length and was approved by our Board of Directors, with Mr. Holding and Ms. Connell abstaining from the voting. Based on comparisons of the terms of the contract in previous years with terms available to the Bank from other providers of the services being obtained from FCB, our management believes the terms of the contract with FCB, including prices, are no less favorable to the Bank than it could obtain from an unrelated provider.

      Triangle Life Insurance Company ("Triangle Life"), a subsidiary of FCB, is the issuer of credit life insurance policies sold to the Bank's loan customers through its subsidiary, Goshen, Inc. ("Goshen"). Pursuant to an arrangement between Triangle Life and Yadkin Valley Life Insurance Company ("Yadkin Valley Life"), certain policies issued by Triangle Life, including certain policies sold through Goshen, are reinsured by Yadkin Valley Life. Hope H. Connell, one of the Bank's directors and one of our principal shareholders, is a principal shareholder and director of Yadkin Valley Life's parent company, Yadkin Valley Company, and Lewis R. Holding, one of our principal shareholders, also is a principal shareholder of Yadkin Valley Company.

      Moses B. Gillam, Jr., who is one of our directors, is senior partner in the law firm of Gillam and Gillam which performed legal services for the Bank during 2001 and is expected to continue to do so during 2002.

              PROPOSAL 2: RATIFICATION OF INDEPENDENT ACCOUNTANTS

Appointment of Independent Accountants

      Our current independent accounting firm, KPMG LLP, has been reappointed by our Board of Directors to serve as our independent accountants for 2002, and a proposal to ratify that appointment will be submitted for voting by shareholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting and be available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so.

      Our Board of Directors recommends that you vote "FOR" Proposal 2. To be approved, a majority of the votes represented by shares present at the Annual Meeting, in person or by proxy, and entitled to be voted, must be cast in favor of Proposal 2.

Services and Fees During 2001

      As our independent accountants for 2001, KPMG LLP provided various audit and non-audit services for which we were billed for fees as further described below. Our Audit and Compliance Committee has considered whether KPMG LLP's provision of non-audit services is compatible with maintaining its independence. The Committee believes that those services do not affect KPMG LLP's independence.

      Audit Fees. KPMG LLP audited our annual consolidated financial statements which are included in our 2001 Annual Report on Form 10-K and, during 2001, it reviewed the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q. The aggregate amount of fees for those services was $57,500.

      Financial Information Systems Design and Implementation Fees. During 2001, KPMG LLP did not provide any services related to financial information systems design and implementation.

      All Other Fees. In addition to the services listed above, during 2001 KPMG LLP provided certain other services for which the aggregate amount of fees was $34,175. Those services included audits of employee benefit plans, mortgage servicing examinations, an attestation engagement for regulatory purposes, and tax services.

                        PROPOSALS FOR 2003 ANNUAL MEETING

      Any proposal of a shareholder which is intended to be presented at our 2003 Annual Meeting must be received by us in writing at our main office in Mount Olive, North Carolina, no later than November 22, 2002, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

      Written notice of a shareholder proposal intended to be presented at our 2003 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our main office in Mount Olive, North Carolina, no later than February 5, 2003, in order for that proposal to be considered timely received for purposes of the Proxies' discretionary authority to vote on other matters presented for action by shareholders at that meeting.

                             ADDITIONAL INFORMATION

      We are subject to the reporting requirements of the Securities Exchange Act of 1934 and we file reports and other information, including proxy statements, annual reports and quarterly reports, with the Securities and Exchange Commission.

      A copy of our 2001 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed with this Proxy Statement.

                              SOUTHERN BANCSHARES
                             116 East Main Street
                       Mount Olive, North Carolina 28365

           APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes each of them, jointly and severally, to represent and vote as directed below all shares of the voting securities of Southern BancShares (N.C.), Inc. ("BancShares") held of record by the undersigned on March 8, 2002, at the Annual Meeting of Shareholders of BancShares (the "Annual Meeting") to be held at the Goldsboro Country Club, 1500 South Slocumb Street, Goldsboro, North Carolina, at 3:00 p.m. on April 17, 2002, and any adjournments of the meeting. The undersigned directs that the shares represented by this appointment of proxy be voted as follows:

1. Election of Directors: [_] FOR all nominees listed below (except as [_] WITHHOLD AUTHORITY to vote
                              marked to the contrary below)                for all nominees listed below

Nominees: Bynum R. Brown; William H. Bryan; Robert J. Carroll; Hope H. Connell;
          J. Edwin Drew; Moses B. Gillam, Jr.; LeRoy C. Hand, Jr.; Frank B. Holding; M. J. McSorley; W. Hunter Morgan; John C. Pegram, Jr.; Charles I. Pierce, Sr.; W. A. Potts; Charles L. Revelle, Jr.; Charles
          O. Sykes; John N. Walker; and R. S. Williams.
Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.

       -------------------------------------------------------------------------
2. Ratification of Appointment of Independent Accountants: Proposal to ratify the appointment of KPMG LLP as BancShares' independent accountants for 2002.
          [_] FOR                 [_] AGAINST               [_] ABSTAIN

3. Other Business: On any other matter properly presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

 Please date and sign this appointment of proxy on the reverse side and return it to BancShares in the enclosed envelope.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
             _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

             (down triangle) FOLD AND DETACH HERE (down triangle)

I (We) direct that the shares represented by this appointment of proxy will be voted as instructed above. In the absence of any instruction, the Proxies will vote shares represented by this appointment of proxy "FOR" the election of each nominee for director listed in Proposal 1 and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 has become unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter that may properly be presented for action at the Annual Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgement. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares' Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

IMPORTANT: To ensure that your shares are represented and that a quorum is present at the Annual Meeting, please send in your appointment of proxy whether or not you plan to attend.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
             _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

             (down triangle) FOLD AND DETACH HERE (down triangle)

Dated ____________________________________________________________ , 2002

____________________________________________________________________ (SEAL)
(Signature)

____________________________________________________________________ (SEAL)
(Signature if held jointly)

Instruction: Please date and sign exactly as name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.